DRAFT                                                                Exhibit 8.2

Holmes Financing (No. 8) PLC               Holmes Financing (No. 8) PLC
Abbey National House                       Abbey National House
2 Triton Square                            2 Triton Square
Regents Place                              Regents Place
London NW1 3AN                             London NW1 3AN

Sender's Reference: GI/CEVG                Sender's Reference: GI/CEVG


                                           5 March 2004

Holmes Financing (No. 8) PLC               Your reference
Abbey National House
2 Triton Square                            Our reference
Regents Place                              SYL/CEVG
London NW1 3AN                             Direct line



Dear Sirs

SECURITISATION OF MORTGAGE RECEIVABLES BY HOLMES FINANCING (NO. 8) PLC

1. We have acted as solicitors to Holmes Financing (No. 8) PLC, a public limited company incorporated in England and Wales (the "Issuer"), in connection with the preparation of the Registration Statement on Form S-11 (the "Registration Statement"), which has been filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act") with respect to the registration under the Act of series 1 class A notes, series 1 class B notes, series 1 class C notes, series 2 class A notes, series 2 class B notes, series 2 class C notes and series 4 class A2 notes (together, the "Notes"). The Notes are to be issued pursuant to a note trust deed, governed by English law between the Issuer and The Bank of New York, as note trustee, substantially in the form filed as Exhibit 4.6 to the Registration Statement.

2. Based on certain assumptions which cannot be verified before closing, and subject to (a) finalisation of documents in a form which is satisfactory to us and not inconsistent with the descriptions in the prospectus (the "Prospectus") relating to the Notes, other than the exhibits to the Registration Statement, and (b) the reservations below, we confirm and adopt our opinions as set forth in the Prospectus under the headings "United Kingdom tax status" and "United Kingdom taxation", to the extent that they constitute matters of law or legal conclusions with respect thereto.

3.     The opinion set forth is subject to the following reservations:

       (a) the statements concerning United Kingdom tax consequences contained in the Prospectus do not purport to discuss all possible United Kingdom tax ramifications of the proposed issuance and are limited to the matters expressly referred to in the statements; and

       (b) our opinion is confined to the matters expressly referred to at 2 above and is based on United Kingdom law and Inland Revenue practice as at today's date. For the avoidance of doubt, we do not express any opinion on the laws of any jurisdiction other than the United Kingdom, or in relation to any United Kingdom tax or legal aspects other than the matters expressly referred to at 2 above.

4. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the reference to Slaughter and May under the captions "Legal matters", "Summary of prospectus", "United Kingdom tax status" and "United Kingdom taxation" in the Prospectus. In giving such consent, we do not admit that we are "experts", within the meaning of the term used in the Act or the rules and regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

5. This opinion shall be governed by and construed in accordance with English law.

Yours faithfully



Slaughter and May